EXHIBIT 23.1

            CONSENT OF TROUT, EBERSOLE & GROFF, LLP

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                 Trout, Ebersole & Groff, LLP
                 Certified Public Accountants
                 ----------------------------
                       1705 Oregon Pike
                Lancaster, Pennsylvania 17601
                        (717) 569-2900
                      Fax (717) 569-0141

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the 1997 Directors Stock Compensation Plan and Policy of our report dated January 24, 1997, with respect to the consolidated financial statements of Sterling Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, and filed with the Securities and Exchange Commission.



                                  /s/Trout, Ebersole & Groff, LLP
May 30, 1997                     TROUT, EBERSOLE & GROFF, LLP
Lancaster, Pennsylvania          Certified Public Accountants